Exhibit 10.1

JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of February 26, 2019 (this “Agreement”), by and among JPMorgan Chase Bank, N.A. (the “Incremental Term Loan Lender”), DEL FRISCO’S RESTAURANT GROUP, INC., Delaware a corporation (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 27, 2018 (as amended by that certain First Amendment, dated as of August 27, 2018, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meaning provided in the Credit Agreement), among the Borrower, the several lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the Administrative Agent, and the other agents and arrangers party thereto; and
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with the Incremental Lenders providing such Incremental Loan Commitments;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
The Incremental Term Loan Lender hereby agrees to commit to provide its Incremental Loan Commitment of the applicable class as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.
The Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the schedules and exhibits attached thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Letter of Credit Issuer, any other Incremental Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Lender and a Lender.
The Incremental Term Loan Lender hereby agrees to make its Incremental Term Loan Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable Margin for ABR Loans or for LIBOR Loans, as applicable, for the Incremental Term

2.	Loans shall mean, as of any date of determination, the applicable percentage per annum equal to the Applicable Margin for ABR Loans and for LIBOR Loans for Initial Term Loans, as set forth below.

Incremental Term Loans
LIBOR Loans	ABR Loans
6.00%	5.00%

3.	Principal Payments. The Borrower shall make principal payments on the Incremental Term Loans in installments on the dates and in the amounts set forth below:

(A) Incremental Term Loan Repayment Date
March 31, 2019	$62,814.07
June 30, 2019	$62,814.07
September 30, 2019	$62,814.07
December 31, 2019	$62,814.07
March 31, 2020	$62,814.07
June 30, 2020	$62,814.07
September 30, 2020	$62,814.07
December 31, 2020	$62,814.07
March 31, 2021	$62,814.07
June 30, 2021	$62,814.07
September 30, 2021	$62,814.07
December 31, 2021	$62,814.07
March 31, 2022	$62,814.07
June 30, 2022	$62,814.07
September 30, 2022	$62,814.07
December 31, 2022	$62,814.07
March 31, 2023	$62,814.07
June 30, 2023	$62,814.07
September 30, 2023	$62,814.07
December 31, 2023	$62,814.07
March 31, 2024	$62,814.07
June 30, 2024	$62,814.07
September 30, 2024	$62,814.07
December 31, 2024	$62,814.07
March 31, 2025	$62,814.07
Initial Term Loan Maturity Date	Remaining outstanding amount

4.
Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Incremental Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Incremental Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement, respectively.

5.
OID and Other Terms. The Borrower agrees to pay to the Incremental Term Loan Lender an upfront fee, structured as original issue discount, in an amount equal to 7.00% of the aggregate amount of the Incremental Term Loan Commitments on the Increased Amount Date, which shall be due and payable on the Increased Amount Date. Other than as set forth herein or as separately agreed between the Borrower and the Incremental Term Loan Lender, there are no other original issue discount, upfront fees or other fees payable to the Incremental Term Loan Lender in its capacity as such. Incremental Term Loans shall be fungible with the Initial Term Loans, and the terms and provisions of the Incremental Term Loans shall be consistent with the terms and provisions of the existing Initial Term Loans, except as otherwise set forth herein.

6.	Proposed Borrowing. This Agreement represents a request by the Borrower to borrow Incremental Term Loans from the Incremental Term Loan Lender as follows (the “Proposed Borrowing”):

(a)	Business Day of Proposed Borrowing: February 26, 2019.

(b)	Amount of Proposed Borrowing: $25,000,000.00

(c)	Interest rate option: ABR Loans.
It is the understanding, agreement and intention of the parties that the Incremental Term Loans shall be part of the same Tranche of Loans as the existing Initial Term Loans and shall constitute Initial Term Loans under the Loan Documents.

7.	Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

8.
Borrower’s Certifications. By its execution of this Agreement, the undersigned officers of the Borrower, each to the best of his or her knowledge, hereby (i) certifies, solely in his or her capacity as an officer of such Borrower and not in his or her individual capacity, that no Event of Default, no Event of Default under the Credit Agreement) exists on the date hereof before or after giving effect to the Incremental Term Loans contemplated hereby and (ii) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents is true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language are true and correct in all respects) with the same effect as though such representations and warranties were made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language were true and correct in all respects) as of such earlier date).

9.
Conditions to Effectiveness. This Agreement shall become effective on the date on which the Administrative Agent has received executed counterparts of this Agreement from the Borrower and the Incremental Term Loan Lender and shall have executed this Agreement.

10.	Notice. For purposes of the Credit Agreement, the initial notice address of the Incremental Term Loan Lender shall be as set forth below its signature below.

11.
Tax Forms. For the Incremental Term Loan Lender, to the extent not previously delivered to the Administrative Agent, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the

Incremental Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(g) of the Credit Agreement.

12.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Term Loans made by the Incremental Term Loan Lender in the Register.

13.
Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

14.
Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15.
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17.
Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first set forth above.
JPMORGAN CHASE BANK, N.A.,
as Incremental Term Loan Lender

By:	/s/ Heather Aguilar Name: Heather Aguilar Title: Authorized Signer
Notice Address: 220 Ross Ave, 8th Floor, Dallas, TX 75201
Attention: Heather Aguilar
Telephone: 214.965.4362
Facsimile: N/A

[Signature Page to Joinder Agreement]

DEL FRISCO’S RESTAURANT GROUP, INC.,
as the Borrower

By:	/s/ Neil H. Thomson Name: Neil H. Thomson Title: Chief Financial Officer

[Signature Page to Joinder Agreement]

Consented to by:

JPMORGAN CHASE BANK, N.A.
as the Administrative Agent

By:	/s/ Heather Aguilar Name: Heather Aguilar Title: Authorized Signer

[Signature Page to Joinder Agreement]

SCHEDULE A
TO JOINDER AGREEMENT

Name of Incremental Lender	Class of Commitment	Commitment Amount
JPMorgan Chase Bank, N.A.	Incremental Term Loan Commitment	$25,000,000.00
		Total: $25,000,000.00